As filed with the Securities and Exchange Commission on December 4, 2001

                                                      Registration No. 333-66472

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                NBT BANCORP INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

         Delaware                                           16-1268674
         --------                                           ----------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                 52 South Broad Street, Norwich, New York 13815
               (Address of Principal Executive Offices) (Zip Code)

                                DARYL R. FORSYTHE
                      President and Chief Executive Officer
                                NBT BANCORP INC.
          52 South Broad Street, Norwich, New York 13815 (607) 337-2265
          -------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              BRIAN D. ALPRIN, ESQ.
                             LAURENCE S. LESE, ESQ.
                          DUANE, MORRIS & HECKSCHER LLP
                         1667 K Street, N.W., Suite 700
                             Washington, D.C. 20006
                                 (202) 776-7800

         The purpose of this post-effective amendment is to deregister a total of 61,428 shares of NBT common stock that were not issued upon completion of NBT's merger with CNB Financial Corp. on November 8, 2001 and that are not reserved for future issuance under the CNB Financial Corp. Incentive Stock Option Plan, as assumed by NBT Bancorp Inc.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwich, New York on this 30th day of November 2001.

                                        NBT Bancorp Inc.

                                        /s/ Darly R. Forsythe
                                        ---------------------
                                        By: Daryl R. Forsythe
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     CAPACITY                                         DATE

 /s/ Daryl R. Forsythe                        Chairman of the Board of Directors, President,   November 30, 2001
----------------------                        and Chief Executive Officer (Principal
Daryl R. Forsythe                             Executive Officer)

* /s/ Michael J. Chewens                      Executive Vice President, Chief Financial        November 30, 2001
 -----------------------                      Officer and Secretary (Principal Financial and
Michael J. Chewens                            Accounting Officer)

* /s/ J. Peter Chaplin                        Director                                         November 30, 2001
  --------------------
J. Peter Chaplin

*./s/ Richard Chojnowski                      Director                                         November 30, 2001
  ----------------------
Richard Chojnowski


* /s/ Gene E. Goldenziel                      Director                                         November 30, 2001
  ----------------------
Gene E. Goldenziel


* /s/ Peter B. Gregory                        Director                                         November 30, 2001
  --------------------
Peter B. Gregory


* /s/ William C. Gumble                       Director                                         November 30, 2001
  ---------------------
William C. Gumble


* /s/ Bruce D. Howe                           Director                                         November 30, 2001
  -----------------
Bruce D. Howe

* /s/ Andrew S. Kowalczyk, Jr.                Director                                         November 30, 2001
 -----------------------------
Andrew S. Kowalczyk, Jr.


* /s/ John C. Mitchell                        Director                                         November 30, 2001
  --------------------
John C. Mitchell


* /s/ Joseph G. Nasser                        Director                                         November 30, 2001
  --------------------
Joseph G. Nasser


* /s/ William C. Owens                        Director                                         November 30, 2001
  --------------------
William L. Owens


* /s/ Paul O. Stillman                        Director                                         November 30, 2001
  --------------------
Paul O. Stillman


*By: /s/ Daryl R. Forsythe
     ---------------------
      Daryl R. Forsythe, Attorney-in-Fact,
      Pursuant to Power of Attorney
